FORM 8-K

UNITED STATE

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PURSUANT TO SECTION 13 OR 15(d) OF

 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2018

ARTISANAL BRANDS, INC.

(Exact name of registrant as specified in its charter)

New York	0-26112	41-1759882
(State of Jurisdiction)	(Commission File Number)	(IRS Employer ID No.)

42 Forest Lane	Bronxville, New York	10708
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code 914-441-3591

Name of each exchange on
Title of each class	which registered
Common Stock $.001 par value	OTC Electronic Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01     Other Events.

On January 8, 2018, the company issued the following press release.

Artisanal Brands, Inc. (OTCQB:AHFP) has entered into a transitional operating agreement with its current licensee effective January 1, 2018. This agreement will start Artisanal’s transition into its expansion plan as a direct-to-consumer business focused on its online business and select cheese shop & cafes that will serve as regional shipping hubs. The natural and specialty cheese category is expected to exceed $19 billion this year and Artisanal is seeking to drive greater scale in its online business and new retail outlets by offering reduced shipping rates for overnight deliveries of finest quality cave-aged cheeses sold online at www.artisanalcheese.com.

The company’s senior lender has agreed to provide the financing needed during the transition period while the company continues to complete a new equity offering to fund the establishment of the 1st retail location. The short-term transition funding plan contemplates the recapitalization of the company’s early-stage loans and conversion of its Series A preferred stock subject to shareholder approval.

Artisanal plans to use RBSM, LLC again as its outside independent auditors and will become a fully-reporting SEC filer in 2018.

The company has initiated a site selection plan and has located a property in midtown Manhattan for its first outlet targeted for Spring, 2018 subject to the closure of its funding plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISANAL BRANDS, INC.

By:	/s/ Daniel W. Dowe
Daniel W. Dowe
Executive Chairman

DATED: January 8, 2018

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